UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009 (January 6, 2009)

Whitestone REIT
(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2009, the Compensation Committee of the Board of Trustees (the “Committee”) of Whitestone REIT (the “Company”), pursuant to the Company’s 2008 Long-Term Equity Incentive Ownership Plan (the “Plan”), approved the form of award agreements to be used to grant performance based restricted share and unit awards to certain employees and executive officers of the Company and the form of award agreement for restricted share awards to be granted to trustees of the Company.  The Form of Restricted Common Share Award Agreement (Performance Vested), the Form of Restricted Common Share Award Agreement (Time Vested) and the Form of Restricted Unit Award Agreement (Performance Vested) are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In addition to approving the form award agreements, the Committee granted to certain of its employees, including the following named executive officers, restricted common share awards of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Restricted Shares”) and restricted common share unit awards of the Company (the “Restricted Units”):

Name	Restricted Shares	Restricted Units
James C. Mastandrea	200,000	381,190
John J. Dee	125,000	317,497
David K. Holeman	75,000	60,000
Daniel E. Nixon, Jr.	50,000	75,000
Valarie L. King	50,000	60,000

Each Restricted Unit represents the right to receive one (1) Restricted Share. The Restricted Shares and Restricted Units granted to the named executive officers listed above will vest as follows: (i) 10% of these Restricted Shares and Restricted Units will vest when the Company meets an annual Funds from Operations (“FFO”) performance goal (as specified in the award agreement); (ii) 20% of these Restricted Shares and Restricted Units will vest when the Company meets an annual FFO performance goal (as specified in the award agreement); (iii) 20% of these Restricted Shares and Restricted Units will vest when the Company meets an annual FFO performance goal (as specified in the award agreement); (iv) 25% of these Restricted Shares and Restricted Units will vest when the Company meets an annual FFO performance goal (as specified in the award agreement); and (v) 25% of these Restricted Shares and Restricted Units will vest when the Company meets an annual FFO performance goal (as specified in the award agreement).

Each Restricted Share and Restricted Unit will vest in accordance with the terms discussed above, provided the employee remains in continuous employment with the Company. If the employee’s employment terminates for any reason (or no reason), other than the employee’s death or Disability (as defined in the Plan), any Restricted Units or Restricted Shares that have not yet vested on the date of the employee’s termination will be immediately forfeited to the Company. In the event of the employee’s death or Disability, any Restricted Units or Restricted Shares that have not yet vested will immediately vest.

The employee will be the record owner of the Restricted Shares and will have all rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares. The employee will have no rights of a shareholder with respect to the Restricted Units, including no right to vote the Restricted Units and no right to receive current dividends and distributions with respect to the Restricted Units until the units are fully vested and convertible to common shares of the Company.

The Restricted Shares and Restricted Units were granted under the Plan, at no cost to the employee, pursuant to individual award agreements, the forms of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The foregoing description of the terms and conditions of the Restricted Share and Restricted Unit awards are qualified in their entirety by reference to the complete terms and conditions of the Plan and the forms of award agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1     Form of Restricted Common Share Award Agreement (Performance Vested).

Exhibit 10.2     Form of Restricted Common Share Award Agreement (Time Vested).

Exhibit 10.3     Form of Restricted Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	WHITESTONE REIT

	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer